Exhibit 10(zz)

                               Retainer Agreement



This will certify that SIGA Technologies, Inc. ("SIGA") has agreed to engage Saggi Capital Corp. ("Saggi") as its investor relations liaison for a program of financial communications and investor relations. This is a personal services Agreement and cannot be assigned or delegated, by either party, without the prior written consent of the party to be charged with such assignment or delegation, and any unauthorized assignments shall be null and void without effect and shall immediately terminate this Agreement.

The fee for the 24 month period of the agreement, commencing on November 1, 2002 will be $10,000 per month, plus all direct and indirect expenses relating to this Agreement and/or the services to be provided.

Saggi shall act as investor relations counsel to SIGA and will perform the services enumerated below:

      o Analysis of SIGA's business and industry, following which a comprehensive fact sheet that summarizes SIGA's corporate and financial profile will be created, for distribution to investment professionals and the press.

      o Develop a complete financial public relations program designed to broaden recognition of SIGA in the financial community in the U.S. and abroad.

      o Counsel SIGA in its overall relationship with the financial community through consultation with its management

      o Preparation, together with SIGA management, of presentation material for meetings with the investment community.

      o Meet with the financial community on behalf of SIGA, surveying key analysts, brokers and institutional investors throughout the country.

      o Arrange meetings between management and members of the financial community, including individual meetings, informal group meetings and formal presentations.

      o Review SIGA's transfer sheets to identify holdings and identify regional and institutional strengths.

      o     Establish a mailing list for SIGA, maintain and update the list.


Payment

Invoices will include all out of pocket expenses incurred by Saggi on behalf of SIGA for that month, plus the monthly fee payable. All invoices are to be paid within 15 days of receipt.

Term

This agreement shall commence on November 1, 2002 and shall continue for a period of 24 months.

Out of Pocket Expenses

SIGA and Saggi will place a cap on expenses each month to a figure mutually agreed on which amount will be based upon Saggi's experience and SIGA's needs.

SIGA shall reimburse Saggi as to any and all expenses incurred and expenditures made on behalf of SIGA. These expenses include, but are not limited to, the following:

Telephone, photocopying, postage for releases and postage for and postage for inquiries, messenger service, clipping service, maintaining mailing lists, information retrieval service, monitoring advisory service, all production costs for printing releases including the paper, envelopes, folding, insertion, and delivery to the post office, all travel and entertainment expenses, and all meeting expenses including rental of audio/visual equipment. No individual expenses over five hundred dollars ($500.00) will be expended without first notifying the client.

                                    APPROVAL


SIGA shall have the right to approve all stockholder communications, press releases and other materials prepared on its behalf.

                              TERMINATION EXPENSES

All unpaid bills must be paid in full at the time of termination. Termination of this Agreement shall not relieve the Client to pay all amounts accrued prior to such termination and shall not limit Saggi from pursuing other remedies which may be available to it.


                                 LEGAL RECOURSE

Any dispute(s) or claim(s) with respect to this Agreement or the performance of any obligations there under, shall be settled by arbitration and commenced and adjudicated under the rules then obtaining of the American Arbitration Association. The arbitration shall be conducted before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by the other two. The arbitrators in any arbitration proceeding to enforce this Agreement shall allocate the reasonable attorney's fees, among one or both parties in such proportion as the arbitrators shall determine represents each parties liability hereunder. The decision of the arbitrator shall be final and binding and may be entered into any court having proper jurisdiction to obtain a judgement for the prevailing party. In any proceeding to enforce an arbitration award, the prevailing party in such proceeding shall have the right to collect from the non-prevailing party, it's reasonable fees and expenses incurred in enforcing the arbitration award (including, without limitation, reasonable attorney's fee).



CONFIDENTIALITY

      1. Saggi shall keep in strictest confidence, all privileged information relating to this Agreement which may be acquired in connection with or as a result of this Agreement. During the existence of this project, and for a period of three (3) years thereafter, Saggi shall not communicate, divulge, disclose, disseminate or use any of such privileged information which has been designated SIGA as proprietary property, without prior written consent of SIGA.

            Before any of Saggi's officers, directors, consultants and employees who are allowed access to any information which is confidential under the terms and provisions thereof, shall be permitted to view such information, Saggi shall require such officers, directors, consultants and employees to sign non-disclosure agreements which embody the provisions of this paragraph.

      2. Proprietary information does not include information in the public domain through no breach of this Agreement by the other party, or which the revealing party has obtained through a third party through no breach of this Agreement.

      3. Saggi shall keep any confidential information it receives from SIGA in confidence in accordance with the terms of this agreement.

      4. Saggi shall only use Confidential Information for the purposes of performing its obligations under this Agreement.

      5. Saggi shall use reasonable care to prevent use of disclosure of the Confidential Information, and no less stringent degree of care to avoid disclosure or use of such Confidential that it employs with respect to its own Confidential Information which it does not wish to be disseminated, published or disclosed.

      6.    Confidential information shall not include any information which

                  (a) is already known to Saggi at the time of disclosure through lawful channels of communication; or

                  (b) is or became publicly known through no wrongful act of Saggi, or

                  (c) is rightfully received from a third party without similar restrictions and without breach of this Agreement; or

                  (d) is approved for release by written authorization from SIGA.

      7. In the event that Saggi becomes legally compelled, for any reason whatsoever, to disclose any of the Confidential Information, Saggi shall provide SIGA with prompt prior written notice at any such requirement Saggi agrees to furnish only that portion of Confidential Information which it is required to.

      8. To the extent SIGA discloses Confidential Information to Saggi, SIGA agrees to reduce the oral Confidential Information to writing and deliver same to Saggi within fifteen (15) days of such oral disclosure, referencing the place and date of oral disclosure was made, and including therein a detailed description of the Confidential Information actually disclosed.

      9. All copies of Confidential Information delivered by SIGA to Saggi pursuant to this Agreement whether imprinted, magnetic, optical or other tangible or mechanically reproducible form, shall remain the property of SIGA, and all such Confidential Information together with any copies thereof, shall be promptly returned to SIGA upon written request, or destroyed at SIGA's option following the termination or expiration of this Agreement.


All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including, without limitation, service by nationally recognized overnight courier service) to whom notice is to be given, or on the third day after mailing to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to that facsimile number set forth below which facsimile is confirmed within three
(3) days by deposit of a copy of such notice in certified mail, return receipt requested, postage prepaid at the address set forth below. Any party may change its address for the purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

                   To SIGA:          SIGA Technologies, Inc.
                                     420 Lexington Avenue, Suite 620
                                     New York, NY 10170
                                     Attention: Thomas N. Konatich
                                                Chief Financial Officer
                                     Telephone: 212-672-9100


                   To Saggi:         Saggi Capital Corp.
                                     9 Prospect Hill Road Ext.
                                     Pine Plains, NY 12567
                                     (518) 398-7830



SAGGI CAPITAL CORP.



/s/ Sharon Will
---------------------------
By:


11/1/2002
Date



SIGA TECHNOLOGIES, INC.



/s/ Thomas N. Konatich
---------------------------
Thomas N. Konatich
Chief Financial Officer

11/1/2002
Date: